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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON December 11, 2003

REGISTRATION NO. 333-33237

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 2 to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GOLDEN STAR RESOURCES LTD.
(Exact name of registrant as specified in its charter)

CANADA (State or other jurisdiction of incorporation or organization)	98-0101955 (I.R.S. Employer Identification No.)
10579 Bradford Road, Suite 103 Littleton, Colorado, 80127-4247 (303) 830-9000 (Address, including zip code, and telephone number, including area code, of principal executive offices)

Allan J. Marter, Chief Financial Officer
Golden Star Resources Ltd.
10579 Bradford Road, Suite 103
Littleton, Colorado, 80127-4247
(303) 830-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies To Deborah J. Friedman Michelle H. Shepston Davis Graham & Stubbs LLP 1550 Seventeenth Street, Suite 500 Denver, Colorado 80202 (303) 892-9400

        Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

        If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with a dividend or interest reinvestment plan, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-33237

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Shares, without par value	1,000,000 shares	$7.50	$7,500,000	$606.75

(1)
This Registration Statement relates to the Registrant's Registration Statement on Form S-3, as amended (Registration No. 333-33237) (the "Prior Registration Statement"). In accordance with Rule 462(b) under the Securities Act of 1933, as amended, $7,500,000 in additional securities, having a proposed maximum aggregate offering price of no more than 20% of the proposed maximum aggregate offering price of the securities eligible to be sold under the Prior Registration Statement, is registered hereby.

(2)
Calculated in accordance with Rule 457(a) of the Securities Act of 1933 on the basis of $7.50, the offering price set forth on the cover page of the Registrant's Preliminary Prospectus dated December             , 2003, relating to the offering pursuant to the Prior Registration Statement of 6,600,000 Common Shares.

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        This registration statement is filed by Golden Star Resources Ltd. with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933. The contents of our registration statement on Form S-3, as amended (Registration No. 333-33237), relating to the offering of $100,000,000 of Common Shares, Preferred Shares, Convertible Debt Securities, and Warrants, are hereby incorporated herein by reference. This registration statement is filed solely for the purpose of registering an additional 1,000,000 Common Shares.

        The required exhibits are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 2 to Registration Statement No. 333-33237 to be signed on its behalf by the undersigned, thereunto duly authorized, in Littleton, Colorado, on December 11, 2003.

GOLDEN STAR RESOURCES LTD.
By:	/s/ PETER J. BRADFORD Peter J. Bradford President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to Registration Statement No. 333-33237 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

ROBERT R. STONE* Robert R. Stone	Chairman of the Board of Directors	December 11, 2003
/s/ PETER J. BRADFORD Peter J. Bradford	President, Chief Executive Officer and Director (Principal Executive Officer)	December 11, 2003
DAVID K. FAGIN* David K. Fagin	Director	December 11, 2003
IAN MACGREGOR* Ian MacGregor	Director	December 11, 2003
JAMES E. ASKEW* James E. Askew	Director	December 11, 2003
/s/ ALLAN J. MARTER Allan J. Marter	Chief Financial Officer (Principal Financial and Accounting Officer)	December 11, 2003
* By	/s/ PETER J. BRADFORD Peter J. Bradford Attorney in fact for each of the directors

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Field LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Field LLP (see Exhibit 5.1)
24.1	Powers of Attorney*

*
Previously filed.

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EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
SIGNATURES
EXHIBIT INDEX